Exhibit (h)(1)(v)
AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE INSURANCE COMPANY
 AND FIDELITY DISTRIBUTORS COMPANY LLC

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 15th day of December 2022 by and between FIDELITY DISTRIBUTORS COMPANY LLC, VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II AND VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V, and PROTECTIVE LIFE INSURANCE COMPANY (the “Company,” and collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into a certain Participation Agreement dated April 11, 2007, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.
Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

This Amendment may be executed in any number of counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV, and VARIABLE INSURANCE PRODUCTS FUND V

By:
/s/ Colm Hogan________________

Name:    Colm Hogan

___________

Title:
  Assistant Treasurer_____________

FIDELITY DISTRIBUTORS COMPANY LLC

By:
/s/ Robert Bachman______

Name:    Robert Bachman
____

Title:
 EVP

_____

PROTECTIVE LIFE INSURANCE COMPANY

By:
/s/ Steve Cramer
_________________

Name:    Steve Cramer

___________

Title:  Chief Product Officer – Retirement Division

Schedule A
Separate Accounts and Associated Contracts (PLICO)
(September 15, 2022)

Name of Separate Account	Contracts Funded by Separate Account
Protective Variable Life Separate Account (2/22/1995)	Protective Premiere I (VUL-04)
Protective Premiere II (VUL-06)
Protective Transitions (VUL06V2)
Protective Premiere Survivor (VUL-07)
Protective Premiere Provider (VUL-08)
Protective Preserver (VUL-09)
Protective Premiere Protector (VUL-10)
Protective Premiere Executive (VUL-11)
Protective Investors Choice VUL
Protective Premiere III
Protective Preserver II
Protective Single Premium Plus
Protective Strategic Objectives VUL
Protective Strategic Objectives II VUL
Protective Investors Choice VUL
Protective Investors Benefit Advisory VUL

Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL

Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL

Protective Variable Annuity Separate Account (12/23/1993)	Mileage Credit (IPV-2108, 2109)
Protective Access (IPV-2112, 2113)
ProtectiveRewards (IPV-2112, 2113)
ProtectiveAccess XL
Protective Dimensions
Protective Dimensions II
Protective Dimensions III
Protective Dimensions IV
Elements Access
Elements Classic
ElementsPlus
Protective Investors Series
Protective Investors Series- ADV
Protective Investors Benefit Advisory
Protective Advantage
The Protective Variable Annuity
Protective Variable Annuity B, C, & L Series
Protective Variable Annuity II
Protective Variable Annuity II B Series
Protective Rewards II
ProtectiveRewards Elite Variable Annuity
ProtectiveValues Variable Annuity
ProtectiveValues Access Variable Annuity
Protective Values Advantage Variable Annuity
ProtectiveAccess Variable Annuity
ProtectiveAccess XL Variable Annuity
Protective Dimensions Variable Annuity
Protective Dimensions II Variable Annuity
Protective Dimensions III Variable Annuity
Protective Dimensions IV Variable Annuity
Protective Dimensions V Variable Annuity
Elements Access
Elements Classic Variable Annuity
ElementsPlus
Protective Variable Annuity Investors Series
Protective Variable Annuity Investors Series - ADV
Protective Aspirations Variable Annuity

PLICO Variable Annuity Account S	Schwab Genesis Advisory Variable Annuity
Schwab Genesis Variable Annuity

Protective BOLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL

Protective COLI PPVUL SV Separate Account